Exhibit 99.1

Exhibit 99.1

Exhibit

Quarterly Financial Supplement

FOR THE PERIOD ENDED DECEMBER 31, 2025

SITE

SITE Centers Corp.

SITE Centers Corp.	For additional information:
3300 Enterprise Parkway	Gerald Morgan, EVP and
Beachwood, OH 44122 216-755-5500	Chief Financial Officer

FOR IMMEDIATE RELEASE:

SITE Centers Reports Fourth Quarter and Full-Year 2025 Results

Beachwood, Ohio, February 26, 2026 - SITE Centers Corp. (NYSE: SITC), an owner and manager of open-air shopping centers, announced today operating results for the quarter ended December 31, 2025.

“2025 proved to be an active year successfully realizing value and returning capital to shareholders. The Company sold 14 properties during the year for an aggregate price of $752.5 million, declared aggregate dividends of $6.75 per share and paid off all consolidated mortgage debt. All remaining wholly-owned retail real estate assets are in the process of being marketed for sale as the Company remains focused on maximizing value for shareholders,” commented David R. Lukes, President and Chief Executive Officer. “Since the spinoff of Curbline Properties, SITE Centers has sold over 66% of the Company’s assets as measured by net operating income for the quarter ended December 31, 2024 on a pro rata basis and continues to make progress returning remaining capital to shareholders.”

Results for the Fourth Quarter

•
Fourth quarter net income attributable to common shareholders was $134.4 million, or $2.55 per diluted share, as compared to a net loss of $13.2 million, or $0.25 per diluted share, in the year-ago period. The increase year-over-year was primarily the result of higher gain on sale from dispositions, a decrease in interest expense and a decrease in preferred dividend expense, partially offset by the net impact of property dispositions, an increase in impairment charges and an increase in debt extinguishment costs.
•
Fourth quarter operating funds from operations attributable to common shareholders (“Operating FFO” or “OFFO”) was $2.9 million, or $0.05 per diluted share, compared to $8.3 million, or $0.16 per diluted share, in the year-ago period. The decrease year-over-year was primarily the result of lower net operating income (“NOI”) as a result of property dispositions, partially offset by decreased interest expense.
•
Sold eight properties for an aggregate sales price of $380.0 million, all prior to closing costs, prorations and other closing adjustments. A portion of the net proceeds was used to repay $187.0 million of mortgage debt as well as a make-whole premium of approximately $7.0 million in connection with the Company’s repayment of the mortgage debt on Nassau Park Pavilion (Princeton, New Jersey).
•
Acquired one land parcel from Curbline Properties Corp. (“Curbline or “Curbline Properties”) in Chapel Hill, North Carolina for an aggregate purchase price of $1.8 million in order to facilitate the future disposition of Meadowmont Market located adjacent thereto.
•
In December 2025, the Company paid off the remaining consolidated mortgage loan balance of $64.0 million.
•
The Company held $119.0 million of unrestricted cash at December 31, 2025. The Company expects to maintain a higher cash balance pending resolution of the Dividend Trust Portfolio joint venture in order to maximize options for monetizing its remaining joint venture investment.

Significant Fourth Quarter Activity and Key Operating Results

•
Paid special cash distributions aggregating $2.00 per common share for the quarter.
•
Recorded an additional impairment charge of $7.5 million on one wholly-owned asset.
•
Recorded insurance claims expense of $0.9 million in the fourth quarter of 2025 as compared to $0.4 million in the fourth quarter of 2024. On an annual basis, the Company recorded $0.7 million and $0.9 million for the years ended December 31, 2025 and 2024, respectively.
•
Reported a leased rate of 87.8% at December 31, 2025 as compared to 87.6% at September 30, 2025 and 91.1% at December 31, 2024, all on a pro rata basis. The change in the leased rate was due primarily to transactional activity, the remaining mix of properties and increased vacancy at The Maxwell (Chicago, Illinois).

•
Reported a commenced rate of 85.8% at December 31, 2025 as compared to 86.5% at September 30, 2025 and 90.6% at December 31, 2024, all on a pro rata basis. The decrease in the commenced rate was due primarily to transactional activity, the remaining mix of properties and increased vacancy at The Maxwell (Chicago, Illinois).
•
Executed two new leases and 11 renewals for 74,950 square feet during the quarter.
•
In 2025, eliminated the reclassification of general and administrative expense to operating and maintenance expense. For the three and twelve months ended December 31, 2024, the reported amounts of $1.2 million and $8.1 million, respectively, have been reclassified to conform with the current year presentation.

Recent Activity

•
In January, the Company sold its partnership interests in the RVIP IIIB joint venture that owns Deer Park Town Center (Deer Park, Illinois) to the Company’s existing joint venture partner for approximately $20.8 million prior to closing costs.
•
The Company has entered into agreements to sell two properties for which the buyers’ general due diligence period has expired.

Discontinued Operations

On October 1, 2024, the Company completed the spin-off of Curbline Properties. The spin-off of the convenience properties represented a strategic shift in the Company’s business and, as such, the Curbline properties are reflected as discontinued operations for the periods prior to the spin-off date of October 1, 2024.

About SITE Centers Corp.

SITE Centers is an owner and manager of open-air shopping centers. The Company is a self-administered and self-managed REIT operating as a fully integrated real estate company and is publicly traded on the New York Stock Exchange under the ticker symbol SITC. Additional information about the Company is available at www.sitecenters.com. To be included in the Company’s e-mail distributions for press releases and other investor news, please click here.

Supplemental Information

Copies of the Company's quarterly financial supplement are available on the Investor Relations portion of the Company's website, ir.sitecenters.com.

Non-GAAP Measures and Other Operational Metrics

Funds from Operations (“FFO”) is a supplemental non-GAAP financial measure used as a standard in the real estate industry and is a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that both FFO and Operating FFO provide additional indicators of the financial performance of a REIT. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group.

FFO is generally defined and calculated by the Company as net income (loss) (computed in accordance with generally accepted accounting principles in the United States (“GAAP”)), adjusted to exclude (i) preferred share dividends, (ii) gains and losses from disposition of real estate property and related investments, which are presented net of taxes, (iii) impairment charges on real estate property and related investments, (iv) gains and losses from changes in control and (v) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income (loss) from joint ventures and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures, determined on a consistent basis. The Company’s calculation of FFO is consistent with the definition of FFO provided by NAREIT. The Company calculates Operating FFO as FFO excluding certain non-operating charges, income and gains/losses. Operating FFO is useful to investors as the Company removes non-comparable charges, income and gains/losses to analyze the results of its operations and assess performance of the core operating real estate portfolio. Other real estate companies may calculate FFO and Operating FFO in a different manner.

The Company also uses NOI, a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

FFO, Operating FFO and NOI do not represent cash generated from operating activities in accordance with GAAP, are not necessarily indicative of cash available to fund cash needs and should not be considered as alternatives to net income computed in accordance with GAAP, as indicators of the Company’s operating performance or as alternatives to cash flow as a measure of liquidity. Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures have been provided herein.

Safe Harbor

SITE Centers Corp. considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company's expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact, including statements regarding the Company's projected operational and financial performance, strategy, prospects and plans, may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, our ability to enter into agreements to sell our remaining properties on commercially reasonable terms and to satisfy closing conditions applicable to such sales; our ability to resolve and realize value from our remaining joint venture investment; impairment charges; general economic conditions, including inflation and interest rate volatility; local conditions such as the supply of, and demand for, retail real estate space in our geographic markets; the loss of, significant downsizing of or bankruptcy of a major tenant and the impact of any such event on rental income from other tenants and our properties; the impact of e-commerce; property damage, expenses related thereto and other business and economic consequences (including the potential loss of rental revenues) resulting from extreme weather conditions or natural disasters in locations where we own properties, and the sufficiency and timing of any insurance recovery payments related thereto; the impact of pandemics and other public health crises; our ability to finance our businesses on commercially acceptable terms or at all; unauthorized access, use, theft or destruction of financial, operations or third party data maintained in our information systems or by third parties on our behalf; our ability to maintain REIT status; and our ability to project known and contingent expenses and liabilities arising in connection with the anticipated wind-up of our operations and any change in strategy. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company's most recent reports on Forms 10-K and 10-Q. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

SITE Centers Corp.

Income Statement: Consolidated Interests

	in thousands, except per share
		4Q25	4Q24	12M25	12M24
	Revenues:
	Rental income (1)	$17,275	$32,583	$103,590	$269,286
	Other property revenues	231	282	9,898	1,801
		17,506	32,865	113,488	271,087
	Expenses:
	Operating and maintenance (2)	5,550	7,714	24,644	47,247
	Real estate taxes	2,603	4,543	15,909	40,292
		8,153	12,257	40,553	87,539

	Net operating income (3)	9,353	20,608	72,935	183,548

	Other income (expense):
	JV and other fee income (4)	2,950	2,035	10,161	6,380
	Interest expense	(456)	(5,833)	(15,310)	(59,463)
	Depreciation and amortization	(7,868)	(13,061)	(44,809)	(101,344)
	General and administrative (5)	(10,735)	(9,603)	(39,843)	(55,205)
	Other income (expense), net (6)	(8,911)	335	(10,420)	(16,761)
	Impairment charges	(7,500)	0	(114,070)	(66,600)
	Loss before earnings from JVs and other	(23,167)	(5,519)	(141,356)	(109,445)

	Equity in net (loss) income of JVs	(253)	(324)	(781)	82
	Gain on sale and change in control of interests	0	0	0	2,669
	Gain on disposition of real estate, net	157,106	50	319,772	633,219
	Tax benefit (expense)	744	(29)	226	(761)
	Income (loss) from continuing operations	134,430	(5,822)	177,861	525,764
	Income from discontinued operations (7)	0	0	0	6,060
	Net income (loss) SITE Centers	134,430	(5,822)	177,861	531,824
	Write-off of preferred share original issuance costs	0	(6,155)	0	(6,155)
	Preferred dividends	0	(1,271)	0	(9,638)
	Net income (loss) Common Shareholders	$134,430	($13,248)	$177,861	$516,031

	Weighted average shares – Basic – EPS	52,459	52,430	52,446	52,393
	Assumed conversion of diluted securities	240	0	0	191
	Weighted average shares – Diluted – EPS	52,699	52,430	52,446	52,584

	Basic earnings per share:
	From continuing operations	$2.55	$(0.25)	$3.36	$9.69
	From discontinued operations	0	0	0	0.12
	Total	$2.55	$(0.25)	$3.36	$9.81
	Diluted earnings per share:
	From continuing operations	$2.55	$(0.25)	$3.36	$9.65
	From discontinued operations	0	0	0	0.12
	Total	$2.55	$(0.25)	$3.36	$9.77

(1)	Rental income:
	Minimum rents	$10,631	$20,457	$66,508	$176,127
	Ground lease minimum rents	683	1,310	4,241	7,968
	Straight-line rent, net	28	675	680	3,065
	Amortization of (above)/below-market rent, net	87	111	516	1,381
	Percentage and overage rent	580	632	1,642	4,651
	Recoveries	4,453	8,401	26,683	70,360
	Uncollectible revenue	202	109	475	702
	Ancillary and other rental income	242	519	1,370	3,329
	Lease termination fees	0	0	0	1,334
	Embedded lease Shared Services Agreement (“SSA”) with Curbline	369	369	1,475	369

(2)	Includes the allocation of property management personnel expenses	218	NA	1,292	NA
	Insurance claims expense	892	348	735	854

(3)	Includes NOI from wholly-owned assets sold in 2025 and 2024	5,290	14,768	44,268	161,811

(4)	Curbline SSA fee	969	593	3,345	593
	Curbline SSA gross up	1,026	499	3,013	499
	Embedded Lease SSA	(369)	(369)	(1,475)	(369)

(5)	Other charges related to system conversion	692	361	1,938	1,272

(6)	Interest income (fees), net	1,278	1,775	3,772	31,620
	Transaction costs and other expenses	72	(941)	(864)	(1,685)
	Curbline SSA gross up	(1,026)	(499)	(3,013)	(499)
	Debt extinguishment costs	(9,235)	0	(10,315)	(42,822)
	Gain on debt retirement and gain (loss) on derivative instruments	0	0	0	(3,375)

(7)	Curbline assets classified as a "discontinued operation" for financial reporting purposes on a retrospective basis through September 30, 2024.

SITE Centers Corp.

Reconciliation: Net Income to FFO and Operating FFO

and Other Financial Information

	in thousands, except per share
		4Q25	4Q24	12M25	12M24
	Net income (loss) attributable to Common Shareholders	$134,430	($13,248)	$177,861	$516,031
	Depreciation and amortization of real estate	6,438	12,467	40,622	97,186
	Equity in net loss (income) of JVs	253	324	781	(82)
	JVs' FFO	1,316	1,337	5,867	6,040
	Discontinued operations' depreciation and amortization of real estate	0	0	0	29,556
	Impairment of real estate	7,500	0	114,070	66,600
	Gain on sale and change in control of interests	0	0	0	(2,669)
	Gain on disposition of real estate, net	(157,106)	(50)	(319,772)	(633,219)
	FFO attributable to Common Shareholders	($7,169)	$830	$19,429	$79,443
	Discontinued operations' transaction and debt extinguishment costs	0	0	0	30,851
	Write-off of preferred share original issuance costs	0	6,155	0	6,155
	Transaction, debt extinguishment and other (at SITE's share)	9,163	941	11,179	44,154
	Derivative mark-to-market	0	0	0	4,412
	Condemnation revenue	0	0	(8,379)	0
	Separation and other charges	885	361	2,922	1,709
	Total non-operating items, net	10,048	7,457	5,722	87,281
	Operating FFO attributable to Common Shareholders	$2,879	$8,287	$25,151	$166,724

	Weighted average shares & units – Basic: FFO & OFFO	52,459	52,430	52,446	52,393
	Assumed conversion of dilutive securities	0	0	0	191
	Weighted average shares & units – Diluted: FFO & OFFO	52,459	52,430	52,446	52,584

	FFO per share – Basic	$(0.14)	$0.02	$0.37	$1.52
	FFO per share – Diluted	$(0.14)	$0.02	$0.37	$1.51
	Operating FFO per share – Basic	$0.05	$0.16	$0.48	$3.18
	Operating FFO per share – Diluted	$0.05	$0.16	$0.48	$3.17
	Common stock dividends declared, per share	$2.00	$0.00	$6.75	$1.04

	Capital expenditures (SITE Centers share)(1):
	Redevelopment costs	0	39	0	4,849
	Maintenance capital expenditures	300	753	1,579	4,937
	Tenant allowances and landlord work	1,527	1,897	5,724	25,486
	Leasing commissions	177	389	951	3,634
	Construction administrative costs (capitalized)	401	320	1,761	2,533

	Certain non-cash items (SITE Centers share)(1):
	Straight-line rent	41	670	736	3,159
	Straight-line fixed CAM	6	22	44	178
	Amortization of below-market rent/(above), net	178	177	1,089	1,777
	Straight-line ground rent income (expense)	23	18	85	20
	Debt fair value and loan cost amortization	(584)	(908)	(3,186)	(5,398)
	Capitalized interest expense	16	25	73	571
	Stock compensation expense	(348)	(327)	(1,392)	(6,285)
	Non-real estate depreciation expense	(1,431)	(597)	(4,189)	(4,168)

(1)	Excludes amounts from discontinued operations for periods prior to October 1, 2024

SITE Centers Corp.

Balance Sheet: Consolidated Interests

	$ in thousands
		At Period End
		4Q25	4Q24
	Assets:
	Land	$47,182	$204,722
	Buildings	338,527	964,845
	Fixtures and tenant improvements	170,247	254,152
		555,956	1,423,719
	Depreciation	(332,774)	(654,389)
		223,182	769,330
	Construction in progress and land	2,554	2,682
	Real estate, net	225,736	772,012

	Investments in and advances to JVs	27,676	30,431
	Cash	119,034	54,595
	Restricted cash	3,781	13,071
	Receivables and straight-line (1)	13,015	25,437
	Intangible assets, net (2)	22,207	28,759
	Amounts receivable from Curbline	902	1,771
	Other assets, net	6,386	7,526
	Total Assets	418,737	933,602

	Liabilities and Equity:
	Secured debt	0	301,373
	Amounts payable to Curbline	22,107	33,762
	Other liabilities (3)	61,865	81,723
	Total Liabilities	83,972	416,858
	Common shares	5,247	5,247
	Paid-in capital	3,981,084	3,981,597
	Distributions in excess of net income	(3,651,338)	(3,473,458)
	Deferred compensation	0	8,041
	Accumulated other comprehensive income	0	5,472
	Common shares in treasury at cost	(228)	(10,155)
	Total Equity	334,765	516,744

	Total Liabilities and Equity	$418,737	$933,602

(1)	Straight-line rents (including fixed CAM), net	$3,511	$8,653

(2)	Operating lease right of use assets	14,700	15,818

(3)	Operating lease liabilities	34,330	35,532
	Below-market leases, net	4,670	9,306

SITE Centers Corp.

Portfolio Summary

	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Shopping Center Count
Operating Centers - 100%	19	27	31	33	33
Wholly Owned	8	16	20	22	22
JV Portfolio	11	11	11	11	11

Gross Leasable Area (GLA)
Owned and Ground Lease - Pro Rata Share	2,013	4,271	5,355	5,918	5,918
Wholly Owned	1,155	3,413	4,497	5,060	5,060
JV Portfolio - Pro Rata Share	858	858	858	858	858

Quarterly Operational Overview
Pro Rata Share
Base Rent PSF	$22.61	$19.62	$19.83	$19.75	$19.64
Base Rent PSF < 10K	$33.09	$31.05	$31.19	$31.46	$31.35
Base Rent PSF > 10K	$18.02	$15.86	$15.99	$16.12	$16.05

Commenced Rate	85.8%	86.5%	87.5%	89.4%	90.6%
Commenced Rate < 10K SF	79.4%	83.2%	85.6%	85.9%	85.8%
Commenced Rate > 10K SF	88.7%	87.6%	88.1%	90.5%	92.1%

Leased Rate	87.8%	87.6%	88.1%	89.8%	91.1%
Leased Rate < 10K SF	81.9%	84.2%	87.3%	87.1%	86.9%
Leased Rate > 10K SF	90.6%	88.7%	88.4%	90.6%	92.4%

Note: GLA in thousands. Base Rent PSF excludes ground leases. All results exclude the Company's owned Beachwood, OH headquarters office buildings.

SITE Centers Corp.

Capital Structure

$, shares and units in thousands, except per share
	December 31, 2025	December 31, 2024
Capital Structure
Market Value Per Share	$6.42	$15.29

Common Shares Outstanding	52,462	52,430

Common Shares Equity	$336,806	$801,655

Unconsolidated Mortgage Debt (at SITE share)	106,031	413,318
Less: Cash (including restricted cash and JV's at SITE share)	133,210	77,071
Net Debt	($27,179)	$336,247

Total Market Capitalization	$309,627	$1,137,902

SITE Centers Corp.

Debt Detail

$ in thousands
	Balance 100%	Balance SITE Share	Maturity Date	Contractual Interest Rate at 12/31/2025

Unconsolidated Mortgage Debt
Deer Park Town Center, IL(1)	$60,123	$29,911	12/26	SOFR + 200
DTP Loan Pool (10 assets)	380,600	76,120	01/29	6.38%
	$440,723	$106,031

Unconsolidated Mortgage Debt	$440,723	$106,031
Unamortized Loan Costs, Net	(11,527)	(2,356)
Total Unconsolidated Debt	$429,196	$103,675

Rate Type			Weighted Average Years	Weighted Average Interest Rate
Fixed	$380,600	$76,120	3.0 years	6.38%
Variable	60,123	29,911	0.9 years	5.00%
	$440,723	$106,031	2.7 years	5.99%

(1) 3.00% SOFR Interest Rate Cap through December 2026. Debt shown at share including promoted interest.
In January 2026, the Company sold its partnership interests in this joint venture and is no longer responsible for this debt.

SITE Centers Corp.

Leasing Summary

At pro rata share except for count

Leasing Activity
	Comparable Pool					Total Pool
				Leasing Spreads
	Count	GLA	ABR PSF	Cash	Term	Count	GLA	ABR PSF	Term
New Leases
4Q25	0	0	$0.00	0.0%	0.0	2	2,081	$25.92	10.4
3Q25	0	0	$0.00	0.0%	0.0	6	53,575	$16.50	10.0
2Q25	2	7,838	$24.16	(23.4%)	12.4	4	13,186	$27.47	11.5
1Q25	1	1,509	$42.00	6.8%	7.0	5	8,554	$32.37	8.6
	3	9,347	$27.04	(17.6%)	11.5	17	77,396	$20.38	10.1

Renewals
4Q25	11	72,869	$16.29	4.5%	5.0	11	72,869	$16.29	5.0
3Q25	23	183,056	$14.38	6.1%	4.8	23	183,056	$14.38	4.8
2Q25	13	131,627	$21.79	(1.7%)	9.3	13	131,627	$21.79	9.3
1Q25	17	66,937	$24.88	3.4%	4.4	17	66,937	$24.88	4.4
	64	454,489	$18.38	2.5%	6.1	64	454,489	$18.38	6.1

New + Renewals
4Q25	11	72,869	$16.29	4.5%	5.0	13	74,950	$16.55	5.2
3Q25	23	183,056	$14.38	6.1%	4.8	29	236,631	$14.86	6.0
2Q25	15	139,465	$21.93	(3.4%)	9.5	17	144,813	$22.31	9.5
1Q25	18	68,446	$25.26	3.5%	4.5	22	75,491	$25.73	4.9
	67	463,836	$18.56	1.8%	6.2	81	531,885	$18.67	6.7

Net Effective Rents
			Capex PSF				NER		% of GLA
	GLA	ABR PSF	TA	LL Work	LC	Total	PSF	Term	>10K SF	<10K SF
New Leases
4Q25	2,081	$28.65	$2.02	$0.37	$1.71	$4.10	$24.55	10.4	0%	100%
3Q25	53,575	$17.15	$1.46	$5.41	$0.62	$7.49	$9.66	10.0	95%	5%
2Q25	13,186	$32.55	$1.46	$0.00	$1.45	$2.91	$29.64	11.5	25%	75%
1Q25	8,554	$36.46	$2.63	$0.03	$2.27	$4.93	$31.53	8.6	0%	100%
	77,396	$22.21	$1.58	$3.72	$0.96	$6.26	$15.95	10.1	70%	30%

Renewals
4Q25	72,869	$16.45	$0.00	$0.00	$0.00	$0.00	$16.45	5.0	77%	23%
3Q25	183,056	$14.46	$0.00	$0.00	$0.00	$0.00	$14.46	4.8	85%	15%
2Q25	131,627	$22.98	$3.63	$0.00	$0.01	$3.64	$19.34	9.3	92%	8%
1Q25	66,937	$25.52	$0.06	$0.00	$0.00	$0.06	$25.46	4.4	38%	62%
	454,489	$18.88	$1.62	$0.00	$0.00	$1.62	$17.26	6.1	79%	21%

New + Renewals
4Q25	74,950	$16.79	$0.11	$0.02	$0.10	$0.23	$16.56	5.2	74%	26%
3Q25	236,631	$15.07	$0.55	$2.05	$0.23	$2.83	$12.24	6.0	87%	13%
2Q25	144,813	$23.86	$3.39	$0.00	$0.17	$3.56	$20.30	9.5	86%	14%
1Q25	75,491	$26.76	$0.57	$0.01	$0.45	$1.03	$25.73	4.9	33%	67%
	531,885	$19.36	$1.61	$0.82	$0.22	$2.65	$16.71	6.7	77%	23%

Note: ABR PSF represents year one base rent for leasing spreads and the average rent for the initial term for net effective rent. Term is weighted average in years.

SITE Centers Corp.

Lease Expirations

At pro rata share except for count; $ and GLA in thousands

Assumes no exercise of lease options

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	7	11	2.1%	$387	2.3%	$35.18	7	11	0.6%	$387	1.1%	$35.18
2026	12	168	13.2%	2,477	12.8%	$14.74	48	84	16.0%	2,433	14.7%	$28.96	60	252	14.0%	4,910	13.7%	$19.48
2027	17	212	16.7%	4,006	20.7%	$18.90	32	52	9.9%	1,589	9.6%	$30.56	49	264	14.7%	5,595	15.6%	$21.19
2028	17	116	9.1%	1,395	7.2%	$12.03	53	77	14.6%	2,561	15.5%	$33.26	70	193	10.7%	3,956	11.0%	$20.50
2029	10	172	13.5%	2,509	13.0%	$14.59	44	71	13.5%	2,525	15.3%	$35.56	54	243	13.5%	5,034	14.0%	$20.72
2030	14	114	9.0%	948	4.9%	$8.32	44	81	15.4%	2,403	14.5%	$29.67	58	195	10.9%	3,351	9.3%	$17.18
2031	12	88	6.9%	953	4.9%	$10.83	12	25	4.8%	753	4.5%	$30.12	24	113	6.3%	1,706	4.8%	$15.10
2032	1	14	1.1%	62	0.3%	$4.43	17	27	5.1%	972	5.9%	$36.00	18	41	2.3%	1,034	2.9%	$25.22
2033	7	85	6.7%	1,581	8.2%	$18.60	13	22	4.2%	759	4.6%	$34.50	20	107	6.0%	2,340	6.5%	$21.87
2034	4	23	1.8%	491	2.5%	$21.35	14	38	7.2%	1,104	6.7%	$29.05	18	61	3.4%	1,595	4.4%	$26.15
2035	7	70	5.5%	1,015	5.2%	$14.50	13	24	4.6%	800	4.8%	$33.33	20	94	5.2%	1,815	5.1%	$19.31
Thereafter	5	208	16.4%	3,903	20.2%	$18.76	7	14	2.7%	267	1.6%	$19.07	12	222	12.4%	4,170	11.6%	$18.78
Total	106	1,270	100.0%	$19,340	100.0%	$15.23	304	526	100.0%	$16,553	100.0%	$31.47	410	1,796	100.0%	$35,893	100.0%	$19.98

Signed Not Open	2	26		$377		$14.50	11	17		$595		$35.00	13	43		$972		$22.60
Vacant	10	133					72	118					82	251

Assumes all lease options are exercised

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	7	11	2.1%	$387	2.3%	$35.18	7	11	0.6%	$387	1.1%	$35.18
2026	6	82	6.5%	1,767	9.1%	$21.55	34	61	11.6%	1,765	10.7%	$28.93	40	143	8.0%	3,532	9.8%	$24.70
2027	5	22	1.7%	253	1.3%	$11.50	24	37	7.0%	1,066	6.4%	$28.81	29	59	3.3%	1,319	3.7%	$22.36
2028	9	141	11.1%	2,062	10.7%	$14.62	44	70	13.3%	2,408	14.5%	$34.40	53	211	11.7%	4,470	12.5%	$21.18
2029	6	97	7.6%	1,704	8.8%	$17.57	38	58	11.0%	2,096	12.7%	$36.14	44	155	8.6%	3,800	10.6%	$24.52
2030	10	94	7.4%	592	3.1%	$6.30	38	75	14.3%	2,101	12.7%	$28.01	48	169	9.4%	2,693	7.5%	$15.93
2031	6	35	2.8%	187	1.0%	$5.34	17	30	5.7%	712	4.3%	$23.73	23	65	3.6%	899	2.5%	$13.83
2032	3	19	1.5%	281	1.5%	$14.79	16	21	4.0%	794	4.8%	$37.81	19	40	2.2%	1,075	3.0%	$26.88
2033	5	33	2.6%	716	3.7%	$21.70	12	17	3.2%	631	3.8%	$37.12	17	50	2.8%	1,347	3.8%	$26.94
2034	0	0	0.0%	0	0.0%	$0.00	15	21	4.0%	820	5.0%	$39.05	15	21	1.2%	820	2.3%	$39.05
2035	3	14	1.1%	222	1.1%	$15.86	10	10	1.9%	404	2.4%	$40.40	13	24	1.3%	626	1.7%	$26.08
Thereafter	53	733	57.7%	11,556	59.8%	$15.77	49	115	21.9%	3,369	20.4%	$29.30	102	848	47.2%	14,925	41.6%	$17.60
Total	106	1,270	100.0%	$19,340	100.0%	$15.23	304	526	100.0%	$16,553	100.0%	$31.47	410	1,796	100.0%	$35,893	100.0%	$19.98

Note: Includes ground leases. Excludes Company’s owned Beachwood OH headquarters office buildings.

SITE Centers Corp.

Top 30 Tenants

$ and GLA in thousands
		Number of Units			Base Rent			Owned GLA
	Tenant	WO	JV	Total	Pro Rata	% of Total	At 100%	Pro Rata	% of Total	At 100%
1	Kroger (1)	2	0	2	3,494	9.7%	3,494	124	6.2%	124
2	Burlington	1	1	2	1,599	4.5%	1,983	70	3.5%	104
3	LA Fitness (Xsport Fitness)	1	0	1	1,502	4.2%	1,502	45	2.2%	45
4	Cinemark	1	1	2	1,300	3.6%	1,300	100	5.0%	124
5	AMC Theatres	0	3	3	1,037	2.9%	5,183	46	2.3%	232
6	Nordstrom Rack	1	0	1	731	2.0%	731	37	1.8%	37
7	Five Below	3	5	8	731	2.0%	1,395	38	1.9%	73
8	Gold's Gym	1	0	1	720	2.0%	720	30	1.5%	30
9	Gap (2)	1	7	8	663	1.8%	2,056	40	2.0%	122
10	Dick's Sporting Goods (3)	0	5	5	610	1.7%	3,050	49	2.4%	244
11	Publix Supermarkets	1	1	2	572	1.6%	932	56	2.8%	100
12	TJX Companies (4)	0	9	9	527	1.5%	2,637	45	2.2%	223
13	24 Hour Fitness	1	0	1	504	1.4%	504	36	1.8%	36
14	Gladstone's 4 Fish	1	0	1	465	1.3%	465	12	0.6%	12
15	Lowe's	0	2	2	452	1.3%	2,259	52	2.6%	261
16	Ross Stores	0	6	6	452	1.3%	2,258	36	1.8%	181
17	Verizon	2	3	5	430	1.2%	841	9	0.4%	18
18	University of NC Health Care	1	0	1	413	1.2%	413	14	0.7%	14
19	Kohl's	0	3	3	411	1.1%	2,055	47	2.3%	237
20	MTY Group (5)	2	2	4	406	1.1%	463	10	0.5%	12
21	Michaels	1	4	5	398	1.1%	1,379	41	2.0%	118
22	Best Buy	0	3	3	392	1.1%	1,962	28	1.4%	141
23	Hyatt Hotel	1	0	1	355	1.0%	355	15	0.7%	15
24	Tailored Brands (Men's Wearhouse)	1	2	3	335	0.9%	526	8	0.4%	15
25	Crate & Barrel	0	1	1	328	0.9%	660	12	0.6%	23
26	Landry's	1	0	1	322	0.9%	322	8	0.4%	8
27	California Pizza Kitchen	1	1	2	317	0.9%	424	7	0.3%	10
28	Williams-Sonoma Store (6)	0	2	2	307	0.9%	618	9	0.4%	18
29	Columbia Sportswear Company	1	0	1	292	0.8%	292	8	0.4%	8
30	Brinker Restaurant Corp (Chili's)	2	0	2	265	0.7%	265	12	0.6%	12
	Top 30 Total	27	61	88	$20,330	56.6%	$41,044	1,044	51.9%	2,597
	Total Portfolio				$35,893	100.0%	$78,677	2,013	100.0%	4,910

(1) Harris Teeter (1) / Mariano's (1)
(2) Gap (2) / Old Navy (5) / Banana Republic (1)
(3) Dick's Sporting Goods (3) / Going Going Gone (1) / Golf Galaxy (1)
(4) T.J. Maxx (1) / Marshalls (5) / HomeGoods (2) / Sierra Trading (1)
(5) Cold Stone Creamery (3) / Famous Dave's (1)
(6) Williams-Sonoma (1) / Pottery Barn (1)

SITE Centers Corp.

Transactions

$ and GLA in thousands
			SITE	Owned	Price
	Property Name	MSA	Own %	GLA	At 100%	At Share
Property Dispositions
		1Q 2025 Total		0	$0	$0

06/12/25	The Promenade at Brentwood	St. Louis, MO-IL	100%	338	$71,600	$71,600
06/16/25	Chapel Hills West	Denver-Aurora-Lakewood, CO	100%	225	23,650	23,650
		2Q 2025 Total		563	$95,250	$95,250

07/21/25	Sandy Plains Village	Atlanta-Sandy Springs-Roswell, GA	100%	174	$25,000	$25,000
08/01/25	Deer Valley Towne Center	Phoenix-Mesa-Chandler, AZ	100%	152	33,725	33,725
08/01/25	Winter Garden Village	Orlando-Kissimmee-Sanford, FL	100%	629	165,000	165,000
09/26/25	Edgewater Towne Center	New York-Newark-Jersey City, NY-NJ-PA	100%	76	53,500	53,500
		3Q 2025 Total		1,031	$277,225	$277,225

11/03/25	Parker Pavilions	Denver-Aurora-Lakewood, CO	100%	51	$8,425	$8,425
11/20/25	Paradise Village Gateway	Phoenix-Mesa-Chandler, AZ	100%	211	28,500	28,500
11/21/25	Three Property Portfolio(1)	Various	100%	754	126,000	126,000
11/21/25	Nassau Park Pavilion	Trenton, NJ	100%	759	137,550	137,550
12/11/25	Downtown Short Pump	Richmond, VA	100%	126	31,500	31,500
12/31/25	Perimeter Pointe	Atlanta-Sandy Springs-Roswell, GA	100%	360	48,000	48,000
		4Q 2025 Total		2,261	$379,975	$379,975

		2025 Total		3,855	$752,450	$752,450

Sale of Partnership Interests

01/16/26	Deer Park Town Center(2)	Chicago-Naperville-Elgin, IL-IN-WI		358	N/A	$20,762

(1) The Company sold East Hanover Plaza (East Hanover, NJ), Southmont Plaza (Easton, PA), and Stow Community Center (Stow, OH).
(2) In January 2026, the Company sold its partnership interests in RVIP IIIB to its existing joint venture partner.

SITE Centers Corp.

Unconsolidated Joint Ventures

$ and GLA in thousands
Joint Venture	SITE Own %	Number of Properties	Owned GLA	Leased Rate	ABR	4Q25 NOI at 100% (1)		Gross RE Assets	Debt Balance at 100% (2)
Chinese Institutional Investors DTP	20%	10	3,397	92.8%	$15.27	$12,507		$613,169	$380,600

Prudential RVIP IIIB, Deer Park, IL (3)	50%	1	358	84.1%	$37.38	1,858		115,289	60,123
Total		11	3,755			$14,365		$728,458	$440,723
Property management fees						598	(1)
NOI from assets sold in prior quarters						(30)
Net operating income						$14,933	(4)

(1) Property management fees charged by SITE to the joint venture are included as an expense in NOI, although presented in the combined income statement on page 15 in the Other Expense, net line item.

(2) Excludes unamortized loan costs, net of $11.5 million or $2.4 million at SITE's share.

(3) Ownership shown at share including promoted interest. On January 16, 2026, the Company sold its partnership interests to its joint venture partner for $20.8 million.

(4) Amount agrees to the combined income statement of the joint ventures which includes a reconciliation of the Non-GAAP measure to the applicable GAAP measure.
See calculation definition in the Non-GAAP Measures section.

SITE Centers Corp.

Unconsolidated Joint Ventures

Combined SITE JV Pro Rata Adjustments (1)

Income Statement Pro Rata Adjustments 4Q25		Balance Sheet Pro Rata Adjustments 4Q25
Revenues:		Assets:
Rental income (2)	$4,909	Land	$35,067
Other income (3)	76	Buildings	123,265
	4,985	Improvements	21,655
Expenses:			179,987
Operating and maintenance	824	Depreciation	(60,049)
Real estate taxes	590		119,938
	1,414	Construction in progress and land	3
Net operating income	3,571	Real estate, net	119,941
		Investment in JVs	461
Other income (expense):		Cash and restricted cash (4)	10,395
Fee income	0	Receivables, net	2,648
Interest expense	(1,911)	Other assets, net	1,935
Depreciation and amortization	(1,627)	Total Assets	135,380
Other income (expense), net	(347)
Loss before earnings from JVs	(314)	Liabilities and Equity:
Equity in net loss of JVs	252	Mortgage debt	103,675
Basis differences of JVs	(12)	Notes payable to SITE	495
Gain on disposition of real estate	74	Other liabilities	7,904
Net loss	$0	Total Liabilities	112,074
		JVs share of equity	461
FFO Reconciliation 4Q25		Distributions in excess of net income	22,845
Loss before earnings from JVs	($314)	Total Equity	23,306
Depreciation and amortization	1,627	Total Liabilities and Equity	$135,380
Basis differences of JVs	3
FFO at SITE's ownership interests	$1,316
OFFO at SITE's ownership interests	$1,316

(1) Information provided for SITE's share of JV investments and can be combined with SITE's consolidated financial statements for the same period.

(2) Rental Income:
Minimum rents	$3,388
Ground lease minimum rents	137
Straight-line rent, net	13
Amortization of (above) below market rent, net	92
Percentage and overage rent	157
Recoveries	1,101
Uncollectible revenue	21

(3) Other Income:
Ancillary and other rental income	76
Lease termination fees	0

(4) Includes $2.5 million of cash in the DTP joint venture

SITE Centers Corp.

Unconsolidated Joint Ventures at 100%

$ in thousands
Combined Income Statement
	4Q25	4Q24	12M25	12M24
Revenues:
Rental income (1)	$19,785	$19,001	$79,237	$80,744
Other income (2)	271	299	1,918	1,223
	20,056	19,300	81,155	81,967
Expenses:
Operating and maintenance	2,901	2,749	10,917	11,747
Real estate taxes	2,222	2,243	9,116	9,565
	5,123	4,992	20,033	21,312

Net operating income	14,933	14,308	61,122	60,655

Other income (expense):
Interest expense	(8,116)	(7,887)	(32,356)	(31,811)
Depreciation and amortization	(6,296)	(6,635)	(25,506)	(26,948)
Other expense, net	(1,421)	(1,328)	(5,585)	(6,639)
	(900)	(1,542)	(2,325)	(4,743)
Gain (loss) on disposition of real estate, net	368	(11)	369	10,354
Net income (loss) attributable to unconsolidated JVs	(532)	(1,553)	(1,956)	5,611
Depreciation and amortization	6,296	6,635	25,506	26,948
(Gain) loss on disposition of real estate, net	(368)	11	(369)	(10,354)
FFO	$5,396	$5,093	$23,181	$22,205
FFO at SITE's ownership interests	$1,316	$1,337	$5,867	$6,040
Operating FFO at SITE's ownership interests	$1,316	$1,337	$5,867	$6,229

(1) Rental Income:
Minimum rents	$13,578	$13,439	$54,336	$56,561
Ground lease minimum rents	686	681	2,752	2,822
Straight-line rent, net	94	(60)	353	289
Amortization of (above) below market rent, net	457	330	2,867	1,983
Percentage and overage rent	560	615	1,127	1,115
Recoveries	4,306	3,996	17,771	17,978
Uncollectible revenue	104	0	31	(4)
(2) Other Income:
Ancillary and other rental income	271	272	835	1,119
Lease termination fees	0	27	1,083	104

Combined Balance Sheet
			At Period End
			4Q25	4Q24
Assets:
Land			$159,567	$159,567
Buildings			497,973	494,062
Improvements			70,903	64,022
			728,443	717,651
Depreciation			(190,020)	(169,726)
			538,423	547,925
Construction in progress and land			15	352
Real estate, net			538,438	548,277
Cash and restricted cash			28,254	25,750
Receivables, net			10,497	9,660
Other assets, net			8,837	12,519
Total Assets			586,026	596,206

Liabilities and Equity:
Mortgage debt			429,196	426,462
Notes and accrued interest payable to SITE			1,846	1,894
Other liabilities			31,577	32,533
Total Liabilities			462,619	460,889
Accumulated equity			123,407	135,317
Total Equity			123,407	135,317
Total Liabilities and Equity			$586,026	$596,206

SITE CENTERS
Property List as of December 31, 2025
Note: GLA in thousands. Anchors include tenants greater than 20K SF. ABR PSF includes ground leases.
#	Center	Location	ST	SITE Own %	JV	Owned GLA	Population (000's)	Leased Rate	Average Household Income ($000's)	ABR PSF	Anchor Tenants
1	Ahwatukee Foothills Towne Center	Phoenix	AZ	20%	DTP	691	154	82.3%	$88	$20.30	AMC Theatres, Best Buy, Burlington, Golf Galaxy, HomeGoods, Lina Home Furnishings, Marshalls, Michaels, Ross Dress for Less, Sprouts Farmers Market
2	The Pike Outlets (1)	Long Beach	CA	100%		389	344	94.1%	$69	$25.38	Cinemark, Gold's Gym, H & M, Nike, Restoration Hardware
3	FlatAcres MarketCenter (1)	Parker	CO	100%		136	95	98.8%	$118	$18.67	24 Hour Fitness, Michaels, Ross Dress for Less
4	Connecticut Commons	Plainville	CT	20%	DTP	561	162	97.9%	$76	$14.31	Aldi, AMC Theatres, Dick's Sporting Goods, DSW, Kohl's, Lowe's, Marshalls, PetSmart
5	Shoppes at Paradise Pointe	Fort Walton Beach	FL	100%		73	60	82.5%	$65	$12.79	Publix
6	Towne Center Prado	Marietta	GA	20%	DTP	287	126	89.4%	$78	$12.39	Going Going Gone, Publix, Ross Dress for Less
7	3030 North Broadway	Chicago	IL	100%		132	757	100.0%	$113	$35.65	Mariano's
8	The Maxwell	Chicago	IL	100%		240	979	57.0%	$98	$25.69	Burlington, Nordstrom Rack
9	Deer Park Town Center (3)	Deer Park	IL	50%	RVIP IIIB	358	130	84.1%	$116	$37.38	Century Theatre, Crate & Barrel, Gap
10	Brookside Marketplace	Tinley Park	IL	20%	DTP	317	177	98.9%	$89	$15.94	Best Buy, Dick's Sporting Goods, HomeGoods, Michaels, PetSmart, Ross Dress for Less, T.J. Maxx
11	Independence Commons	Independence	MO	20%	DTP	386	130	93.7%	$70	$15.55	AMC Theatres, Best Buy, Bob's Discount Furniture, Kohl's, Marshalls, Ross Dress for Less
12	Route 22 Retail Center	Union	NJ	20%	DTP	112	324	100.0%	$114	$14.64	Dick's Sporting Goods
13	Meadowmont Crossing (2)	Chapel Hill	NC	100%		39	101	95.8%	$103	$29.55	—
14	Meadowmont Market	Chapel Hill	NC	100%		49	101	91.7%	$101	$15.52	Harris Teeter
15	Poyner Place	Raleigh	NC	20%	DTP	252	127	100.0%	$80	$17.42	Cost Plus World Market, Marshalls, Michaels, Ross Dress for Less, Urban Air Trampoline & Adventure Park
16	University Centre	Wilmington	NC	20%	DTP	418	132	90.8%	$68	$12.05	Bob's Discount Furniture, Crunch Fitness, Lowe's, Old Navy, Ollie's Bargain Outlet, Ross Dress for Less
17	Headquarter Office Buildings	Beachwood	OH	100%		339	120	N/A	$122	(4)	—
18	The Blocks	Portland	OR	100%		97	373	70.0%	$95	$37.52	—
19	Ashley Crossing	Charleston	SC	20%	DTP	208	104	95.7%	$67	$11.72	Food Lion, Kohl's, Marshalls
20	Commonwealth Center	Midlothian	VA	20%	DTP	166	78	96.4%	$95	$16.44	Michaels, Painted Tree Marketplace, The Fresh Market
	Weighted Average Total						220	87.8%	$102

DTP - Dividend Trust Portfolio RVIP IIIB - Deer Park, IL
Note: Population and Average Household Income are for trade area of a 10 minute drive time from center
(1) The Pike Outlets and FlatAcres MarketCenter are subject to ground leases with current annual rent payments of $1.8 million and $0.3 million, respectively
(2) Meadowmont Crossing GLA, leased rate and ABR PSF exclude a 79K ground lease that is non-rent paying
(3) In January 2026, the Company sold its partnership interests in this asset to its existing joint venture partner.

(4) Corporate office buildings have 227K of leasable office space of which 152K is currently occupied by third parties and approximately 60K is occupied by SITE Centers/Curbline Properties. With respect to space currently occupied by third parties, ABR per occupied square foot is $26.80. Q4 2025 annualized NOI is $1.8M.

SITE Centers Corp.

Notable Accounting and Supplemental Policies

The information contained in the Quarterly Financial Supplement does not purport to disclose all items required by the accounting principles generally accepted in the United States of America (“GAAP”) and is unaudited information. The Company’s Quarterly Financial Supplement should be read in conjunction with the Company’s Form 10-K and Form 10-Q.

Discontinued Operations

•
At October 1, 2024, the date the Company completed the spin-off of Curbline Properties into a separate publicly traded company, the Company had 79 convenience properties. The spin-off of the convenience properties represented a strategic shift in the Company’s business and, as such, the Curbline properties are reflected as discontinued operations through September 30, 2024.

Rental Income (Revenues)

•
Percentage and overage rents that are recognized after the tenants’ reported sales have exceeded the applicable sales breakpoint.
•
Tenant reimbursements are recognized in the period in which the expenses are incurred.
•
Lease termination fees are recognized upon termination of a tenant’s lease when the Company has no further obligations under the lease.
•
For those tenants where the Company is unable to assert that collection of amounts due over the lease term is probable, regardless if the Company has entered into a deferral agreement to extend the payment terms, the Company has categorized these tenants on the cash basis of accounting. As a result, no rental income is recognized from such tenants once they have been placed on the cash basis of accounting until payments are received and all existing accounts receivable relating to these tenants have been reserved in full, including straight-line rental income. The Company will remove the cash basis designation and resume recording rental income from such tenants during the period earned at such time it believes collection from the tenants is probable based upon a demonstrated payment history or recapitalization event.

General and Administrative Expenses

•
General and administrative expenses include certain internal leasing salaries, legal salaries and related expenses associated with the leasing of space which are charged to operations as incurred.
•
The Company does not capitalize any executive officer compensation.
•
General and administrative expenses include executive property management compensation and related expenses. An allocation of property management services’ personnel expenses are reflected in operating and maintenance expenses.

Real Estate

•
Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, is not in excess of the individual property's estimated undiscounted future cash flows, including estimated proceeds from disposition.
•
Construction in progress includes shopping center developments and significant expansions and redevelopments.
•
Acquisitions of a partner’s interest in an unconsolidated joint venture in which a change of control has occurred are recorded at fair value.
•
Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings	31.5 years
Building Improvements	2 to 20 years
Furniture/Fixtures/ Tenant Improvements	Shorter of economic life or lease terms

Capitalization

•
Expenditures for maintenance and repairs are charged to operations as incurred. Renovations and expenditures that improve or extend the life of the asset are capitalized.
•
The Company capitalizes interest on funds used for the construction or expansion of shopping centers and certain construction administration costs. Capitalization of interest and administration costs ceases when construction activities are completed and the property is available for occupancy by tenants or when activities are suspended.

•
Interest expense and real estate taxes incurred during construction are capitalized and depreciated over the building life. The Company does not capitalize interest on land held for development which is on hold and is not undergoing any development activities.

Gains on Sales of Real Estate

•
Gains on sales of real estate generally related to the sale of outlots and land adjacent to existing shopping centers are recognized at closing when the earnings process is deemed to be complete.

SITE Centers Corp

Non-GAAP Measures

Performance Measures

FFO and Operating FFO

The Company believes that Funds from Operations (“FFO”) and Operating FFO, both non-GAAP financial measures, provide additional and useful means to assess the financial performance of REITs. FFO and Operating FFO are frequently used by the real estate industry, as well as securities analysts, investors and other interested parties, to evaluate the performance of REITs. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group.

FFO excludes GAAP historical cost depreciation and amortization of real estate and real estate investments, which assume that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions, and many companies use different depreciable lives and methods. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from depreciable property dispositions, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, interest costs and acquisition, disposition and development activities. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP.

FFO is generally defined and calculated by the Company as net income (loss) (computed in accordance with GAAP), adjusted to exclude (i) preferred share dividends, (ii) gains and losses from disposition of real estate property and related investments, which are presented net of taxes, (iii) impairment charges on real estate property and related investments, (iv) gains and losses from changes in control and (v) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income (loss) from joint ventures and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures, determined on a consistent basis. The Company’s calculation of FFO is consistent with the definition of FFO provided by NAREIT.

The Company believes that certain charges, income and gains/losses recorded in its operating results are not comparable or reflective of its core operating performance. Operating FFO is useful to investors as the Company removes non-comparable charges, income and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. As a result, the Company also computes Operating FFO and discusses it with the users of its financial statements, in addition to other measures such as net income (loss) determined in accordance with GAAP and FFO. Operating FFO is generally defined and calculated by the Company as FFO excluding certain charges, income and gains/losses that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio. Such adjustments include write-off of preferred share original issuance costs, gains/losses on the early extinguishment of debt, certain transaction fee income, transaction costs and other restructuring type costs, including employee separation costs. The disclosure of these adjustments is regularly requested by users of the Company’s financial statements. The adjustment for these charges, income and gains/losses may not be comparable to how other REITs or real estate companies calculate their results of operations, and the Company’s calculation of Operating FFO differs from NAREIT’s definition of FFO. Additionally, the Company provides no assurances that these charges, income and gains/losses are non-recurring. These charges, income and gains/losses could be reasonably expected to recur in future results of operations.

These measures of performance are used by the Company for several business purposes and by other REITs. The Company uses FFO and/or Operating FFO in part (i) as a disclosure to improve the understanding of the Company’s operating results among the investing public, (ii) as a measure of a real estate asset’s performance, (iii) to influence acquisition, disposition and capital investment strategies and (iv) to compare the Company’s performance to that of other publicly traded shopping center REITs. For the reasons described above, management believes that FFO and Operating FFO provide the Company and investors with an important indicator of the Company’s operating performance. They provide recognized measures of performance other than GAAP net income, which may include non-cash items (often significant). Other real estate companies may calculate FFO and Operating FFO in a different manner.

SITE Centers Corp.

Non-GAAP Measures

In calculating the expected range for or amount of net (loss) income attributable to common shareholders to estimate projected FFO and Operating FFO for future periods, the Company does not include a projection of gain and losses from the disposition of real estate property, potential impairments and reserves of real estate property and related investments, debt extinguishment costs and certain transaction costs. Other real estate companies may calculate expected FFO and Operating FFO in a different manner.

Management recognizes the limitations of FFO and Operating FFO when compared to GAAP’s net income. FFO and Operating FFO do not represent amounts available for dividends, capital replacement or expansion, debt service obligations or other commitments and uncertainties. Management does not use FFO or Operating FFO as an indicator of the Company’s cash obligations and funding requirements for future commitments, acquisitions or development activities. Neither FFO nor Operating FFO represents cash generated from operating activities in accordance with GAAP, and neither is necessarily indicative of cash available to fund cash needs. Neither FFO nor Operating FFO should be considered an alternative to net income (computed in accordance with GAAP) or as an alternative to cash flow as a measure of liquidity. FFO and Operating FFO are simply used as additional indicators of the Company’s operating performance. The Company believes that to further understand its performance, FFO and Operating FFO should be compared with the Company’s reported net income (loss) and considered in addition to cash flows determined in accordance with GAAP, as presented in its condensed consolidated financial statements. Reconciliations of these measures to their most directly comparable GAAP measure of net income (loss) have been provided herein.

Net Operating Income (“NOI”)

The Company uses NOI, which is a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, reconciliation of the projected NOI growth to the most directly comparable GAAP financial measure is not provided because the Company is unable to provide such reconciliations without unreasonable effort due to the multiple components of the calculations which for the same store calculation only includes properties owned for comparable periods and excludes all corporate level activity as noted above.

Other Measures

SITE Pro Rata Share Financial Information

The Company believes that the SITE pro rata share of its joint ventures presented in the quarterly supplement is not, and is not intended to be, a presentation in accordance with GAAP. SITE share financial information is frequently used by the real estate industry including securities analysts, investors and other interested parties to evaluate the performance of SITE compared to other REITs. Other real estate companies may calculate such information in a different manner.

SITE does not control the unconsolidated joint ventures and the presentations of SITE JV Pro Rata Adjustments of the unconsolidated joint ventures presented in the quarterly supplement do not represent the Company’s legal claim to such items. The Company provides this information because the Company believes it assists investors and analysts in estimating the effective interest in SITE’s unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of this information has limitations as an analytical tool. Because of the limitations, this information should not be considered in isolation or as a substitute for the Company’s financial statements as reported under GAAP.

SITE Centers Corp.

Portfolio Summary at 100%

	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Shopping Center Summary
Operating Centers – 100%	19	27	31	33	33
Wholly Owned - SITE	8	16	20	22	22
JV Portfolio	11	11	11	11	11

Owned and Ground Lease GLA – 100%	4,910	7,168	8,252	8,815	8,815
Wholly Owned - SITE	1,155	3,413	4,497	5,060	5,060
JV Portfolio – 100%	3,755	3,755	3,755	3,755	3,755
Unowned GLA – 100%	872	2,189	2,821	2,856	2,856

Quarterly Operational Overview
SITE (100%)
Base Rent PSF	$18.66	$18.19	$18.51	$18.44	$18.37
Base Rent PSF < 10K	$30.81	$30.19	$30.42	$30.55	$30.40
Base Rent PSF > 10K	$14.82	$14.64	$14.86	$14.96	$14.92
Commenced Rate	88.8%	88.3%	88.5%	90.3%	91.0%
Leased Rate	90.4%	89.3%	89.5%	91.1%	92.1%
Leased Rate < 10K SF	83.2%	83.8%	86.0%	85.9%	86.1%
Leased Rate > 10K SF	93.0%	91.1%	90.6%	92.6%	94.0%

Wholly Owned SITE
Base Rent PSF	$25.99	$19.80	$20.01	$19.95	$19.81
Leased Rate	85.6%	87.0%	87.6%	89.4%	90.9%
Leased Rate < 10K SF	81.0%	85.2%	88.4%	88.2%	88.1%
Leased Rate > 10K SF	87.9%	87.5%	87.3%	89.8%	91.7%

Joint Venture (100%)
Base Rent PSF	$16.84	$16.90	$16.90	$16.67	$16.64
Leased Rate	91.9%	91.5%	91.7%	93.2%	93.7%
Leased Rate < 10K SF	84.1%	82.5%	83.1%	83.1%	83.6%
Leased Rate > 10K SF	94.5%	94.5%	94.5%	96.6%	97.0%

Joint Venture at Pro Rata Share
Base Rent PSF	$18.80	$18.96	$18.97	$18.72	$18.70
Leased Rate	91.0%	90.3%	90.7%	91.9%	92.1%
Leased Rate < 10K SF	83.2%	80.9%	82.4%	81.9%	81.5%
Leased Rate > 10K SF	94.2%	94.2%	94.2%	96.2%	96.6%

Note: GLA in thousands. Base Rent PSF excludes ground leases. All results exclude the Company's owned Beachwood, OH headquarters office buildings.

SITE Centers Corp.

Leasing Summary

Wholly Owned at 100%

Leasing Activity
	Comparable Pool					Total Pool
				Leasing Spreads
	Count	GLA	ABR PSF	Cash	Term	Count	GLA	ABR PSF	Term
New Leases
4Q25	0	0	$0.00	0.0%	0.0	0	0	$0.00	0.0
3Q25	0	0	$0.00	0.0%	0.0	3	35,937	$16.98	10.0
2Q25	1	4,565	$32.00	0.5%	10.5	3	9,913	$32.17	10.3
1Q25	1	1,509	$42.00	6.8%	7.0	3	7,077	$35.30	9.4
	2	6,074	$34.48	2.3%	9.6	9	52,927	$22.28	10.0

Renewals
4Q25	4	57,358	$15.92	4.2%	5.0	4	57,358	$15.92	5.0
3Q25	7	131,131	$14.02	4.7%	4.5	7	131,131	$14.02	4.5
2Q25	8	111,635	$23.50	(2.1%)	10.1	8	111,635	$23.50	10.1
1Q25	11	56,306	$25.96	3.4%	4.4	11	56,306	$25.96	4.4
	30	356,430	$19.18	1.7%	6.3	30	356,430	$19.18	6.3

New + Renewals
4Q25	4	57,358	$15.92	4.2%	5.0	4	57,358	$15.92	5.0
3Q25	7	131,131	$14.02	4.7%	4.5	10	167,068	$14.66	5.7
2Q25	9	116,200	$23.84	(2.0%)	10.1	11	121,548	$24.21	10.1
1Q25	12	57,815	$26.38	3.5%	4.4	14	63,383	$27.00	4.9
	32	362,504	$19.44	1.7%	6.3	39	409,357	$19.58	6.8

Net Effective Rents
			Capex PSF				NER
	GLA	ABR PSF	TA	LL Work	LC	Total	PSF	Term
New Leases
4Q25	0	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	0.0
3Q25	35,937	$17.66	$2.04	$8.07	$0.88	$10.99	$6.67	10.0
2Q25	9,913	$34.99	$2.15	$0.00	$1.67	$3.82	$31.17	10.3
1Q25	7,077	$40.01	$2.80	$0.00	$2.38	$5.18	$34.83	9.4
	52,927	$23.89	$2.16	$5.49	$1.22	$8.87	$15.02	10.0

Renewals
4Q25	57,358	$16.05	$0.00	$0.00	$0.00	$0.00	$16.05	5.0
3Q25	131,131	$14.08	$0.00	$0.00	$0.00	$0.00	$14.08	4.5
2Q25	111,635	$24.90	$3.96	$0.00	$0.01	$3.97	$20.93	10.1
1Q25	56,306	$26.66	$0.07	$0.00	$0.00	$0.07	$26.59	4.4
	356,430	$19.77	$1.99	$0.00	$0.00	$1.99	$17.78	6.3

New + Renewals
4Q25	57,358	$16.05	$0.00	$0.00	$0.00	$0.00	$16.05	5.0
3Q25	167,068	$14.85	$0.77	$3.06	$0.33	$4.16	$10.69	5.7
2Q25	121,548	$25.72	$3.81	$0.00	$0.15	$3.96	$21.76	10.1
1Q25	63,383	$28.15	$0.65	$0.00	$0.50	$1.15	$27.00	4.9
	409,357	$20.31	$2.02	$1.05	$0.24	$3.31	$17.00	6.8

Note: ABR PSF represents year one base rent for leasing spreads and the average rent for the initial term for net effective rent. Term is weighted average in years.

SITE Centers Corp.

Leasing Summary

Unconsolidated Joint Ventures at 100%

Leasing Activity
	Comparable Pool					Total Pool
				Leasing Spreads
	Count	GLA	ABR PSF	Cash	Term	Count	GLA	ABR PSF	Term
New Leases
4Q25	0	0	$0.00	0.0%	0.0	2	10,406	$25.92	10.4
3Q25	0	0	$0.00	0.0%	0.0	3	88,189	$15.52	10.0
2Q25	1	16,363	$13.22	(57.5%)	15.0	1	16,363	$13.22	15.0
1Q25	0	0	$0.00	0.0%	0.0	2	7,384	$18.32	5.0
	1	16,363	$13.22	(57.5%)	15.0	8	122,342	$16.27	10.4

Renewals
4Q25	7	77,557	$17.63	5.6%	5.1	7	77,557	$17.63	5.1
3Q25	16	245,197	$13.32	8.9%	5.6	16	245,197	$13.32	5.6
2Q25	5	99,962	$12.24	2.8%	5.1	5	99,962	$12.24	5.1
1Q25	6	53,153	$19.19	3.5%	4.7	6	53,153	$19.19	4.7
	34	475,869	$14.45	6.3%	5.3	34	475,869	$14.45	5.3

New + Renewals
4Q25	7	77,557	$17.63	5.6%	5.1	9	87,963	$18.61	5.8
3Q25	16	245,197	$13.32	8.9%	5.6	19	333,386	$13.90	6.7
2Q25	6	116,325	$12.38	(15.3%)	6.5	6	116,325	$12.38	6.5
1Q25	6	53,153	$19.19	3.5%	4.7	8	60,537	$19.08	4.8
	35	492,232	$14.41	1.6%	5.6	42	598,211	$14.82	6.4

Net Effective Rents
			Capex PSF				NER
	GLA	ABR PSF	TA	LL Work	LC	Total	PSF	Term
New Leases
4Q25	10,406	$28.65	$2.02	$0.37	$1.71	$4.10	$24.55	10.4
3Q25	88,189	$16.10	$0.27	$0.00	$0.08	$0.35	$15.75	10.0
2Q25	16,363	$25.18	$0.00	$0.00	$1.01	$1.01	$24.17	15.0
1Q25	7,384	$19.45	$1.08	$0.26	$1.35	$2.69	$16.76	5.0
	122,342	$18.59	$0.39	$0.04	$0.44	$0.87	$17.72	10.4

Renewals
4Q25	77,557	$17.94	$0.00	$0.00	$0.00	$0.00	$17.94	5.1
3Q25	245,197	$13.46	$0.00	$0.00	$0.00	$0.00	$13.46	5.6
2Q25	99,962	$12.29	$0.00	$0.00	$0.00	$0.00	$12.29	5.1
1Q25	53,153	$19.44	$0.00	$0.00	$0.00	$0.00	$19.44	4.7
	475,869	$14.61	$0.00	$0.00	$0.00	$0.00	$14.61	5.3

New + Renewals
4Q25	87,963	$19.20	$0.43	$0.08	$0.37	$0.88	$18.32	5.8
3Q25	333,386	$14.16	$0.10	$0.00	$0.03	$0.13	$14.03	6.7
2Q25	116,325	$14.10	$0.00	$0.00	$0.33	$0.33	$13.77	6.5
1Q25	60,537	$19.44	$0.14	$0.03	$0.17	$0.34	$19.10	4.8
	598,211	$15.43	$0.13	$0.01	$0.15	$0.29	$15.14	6.4

Note: ABR PSF represents year one base rent for leasing spreads and the average rent for the initial term for net effective rent. Term is weighted average in years.

SITE Centers Corp.

Leasing Expirations

Wholly Owned at 100%; $ and GLA in thousands

Assumes no exercise of lease options

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	4	9	2.7%	$309	3.1%	$34.33	4	9	0.9%	$309	1.4%	$34.33
2026	2	106	15.0%	1,985	16.6%	$18.73	18	59	18.0%	1,705	17.0%	$28.90	20	165	16.0%	3,690	16.8%	$22.36
2027	2	121	17.2%	2,802	23.5%	$23.16	10	29	8.8%	772	7.7%	$26.62	12	150	14.5%	3,574	16.3%	$23.83
2028	1	22	3.1%	153	1.3%	$6.95	18	52	15.9%	1,558	15.6%	$29.96	19	74	7.2%	1,711	7.8%	$23.12
2029	4	87	12.3%	1,610	13.5%	$18.51	10	34	10.4%	1,331	13.3%	$39.15	14	121	11.7%	2,941	13.4%	$24.31
2030	1	48	6.8%	0	0.0%	$0.00	14	58	17.7%	1,793	17.9%	$30.91	15	106	10.3%	1,793	8.2%	$16.92
2031	1	20	2.8%	0	0.0%	$0.00	3	16	4.9%	539	5.4%	$33.69	4	36	3.5%	539	2.5%	$14.97
2032	0	0	0.0%	0	0.0%	$0.00	2	9	2.7%	350	3.5%	$38.89	2	9	0.9%	350	1.6%	$38.89
2033	2	55	7.8%	846	7.1%	$15.38	3	13	4.0%	475	4.7%	$36.54	5	68	6.6%	1,321	6.0%	$19.43
2034	0	0	0.0%	0	0.0%	$0.00	5	23	7.0%	593	5.9%	$25.78	5	23	2.2%	593	2.7%	$25.78
2035	2	46	6.5%	715	6.0%	$15.54	3	14	4.3%	396	4.0%	$28.29	5	60	5.8%	1,111	5.1%	$18.52
Thereafter	4	200	28.4%	3,822	32.0%	$19.11	3	12	3.7%	184	1.8%	$15.33	7	212	20.5%	4,006	18.3%	$18.90
Total	19	705	100.0%	$11,933	100.0%	$16.93	93	328	100.0%	$10,005	100.0%	$30.50	112	1,033	100.0%	$21,938	100.0%	$21.24

Assumes all lease options are exercised

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	4	9	2.7%	$309	3.1%	$34.33	4	9	0.9%	$309	1.4%	$34.33
2026	1	62	8.8%	1,503	12.6%	$24.24	13	43	13.1%	1,206	12.1%	$28.05	14	105	10.2%	2,709	12.3%	$25.80
2027	0	0	0.0%	0	0.0%	$0.00	6	19	5.8%	414	4.1%	$21.79	6	19	1.8%	414	1.9%	$21.79
2028	2	98	13.9%	1,453	12.2%	$14.83	16	49	14.9%	1,513	15.1%	$30.88	18	147	14.2%	2,966	13.5%	$20.18
2029	4	87	12.3%	1,610	13.5%	$18.51	9	29	8.8%	1,044	10.4%	$36.00	13	116	11.2%	2,654	12.1%	$22.88
2030	1	48	6.8%	0	0.0%	$0.00	13	54	16.5%	1,591	15.9%	$29.46	14	102	9.9%	1,591	7.3%	$15.60
2031	1	20	2.8%	0	0.0%	$0.00	5	17	5.2%	355	3.5%	$20.88	6	37	3.6%	355	1.6%	$9.59
2032	0	0	0.0%	0	0.0%	$0.00	4	10	3.0%	368	3.7%	$36.80	4	10	1.0%	368	1.7%	$36.80
2033	0	0	0.0%	0	0.0%	$0.00	3	10	3.0%	432	4.3%	$43.20	3	10	1.0%	432	2.0%	$43.20
2034	0	0	0.0%	0	0.0%	$0.00	3	8	2.4%	384	3.8%	$48.00	3	8	0.8%	384	1.8%	$48.00
2035	0	0	0.0%	0	0.0%	$0.00	1	2	0.6%	120	1.2%	$60.00	1	2	0.2%	120	0.5%	$60.00
Thereafter	10	390	55.3%	7,367	61.7%	$18.89	16	78	23.8%	2,269	22.7%	$29.09	26	468	45.3%	9,636	43.9%	$20.59
Total	19	705	100.0%	$11,933	100.0%	$16.93	93	328	100.0%	$10,005	100.0%	$30.50	112	1,033	100.0%	$21,938	100.0%	$21.24

Note: Includes ground leases. Excludes Company’s owned Beachwood OH headquarters office buildings.

SITE Centers Corp.

Leasing Expirations

Unconsolidated Joint Ventures at 100%; $ and GLA in thousands

Assumes no exercise of lease options

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	3	8	1.1%	$233	1.1%	$29.13	3	8	0.2%	$233	0.4%	$29.13
2026	10	237	8.9%	2,458	7.1%	$10.37	30	104	13.9%	2,719	12.3%	$26.14	40	341	10.0%	5,177	9.1%	$15.18
2027	15	457	17.2%	6,023	17.4%	$13.18	22	86	11.5%	2,713	12.3%	$31.55	37	543	16.0%	8,736	15.4%	$16.09
2028	16	428	16.1%	5,404	15.6%	$12.63	35	100	13.4%	3,437	15.5%	$34.37	51	528	15.5%	8,841	15.6%	$16.74
2029	6	421	15.9%	4,497	13.0%	$10.68	34	131	17.6%	3,771	17.0%	$28.79	40	552	16.2%	8,268	14.6%	$14.98
2030	13	332	12.5%	4,738	13.7%	$14.27	30	101	13.5%	2,549	11.5%	$25.24	43	433	12.7%	7,287	12.8%	$16.83
2031	11	339	12.8%	4,763	13.8%	$14.05	9	35	4.7%	815	3.7%	$23.29	20	374	11.0%	5,578	9.8%	$14.91
2032	1	70	2.6%	311	0.9%	$4.44	15	62	8.3%	2,064	9.3%	$33.29	16	132	3.9%	2,375	4.2%	$17.99
2033	5	99	3.7%	2,061	6.0%	$20.82	10	37	5.0%	1,028	4.6%	$27.78	15	136	4.0%	3,089	5.4%	$22.71
2034	4	114	4.3%	2,455	7.1%	$21.54	9	37	5.0%	1,222	5.5%	$33.03	13	151	4.4%	3,677	6.5%	$24.35
2035	5	116	4.4%	1,498	4.3%	$12.91	10	33	4.4%	1158	5.2%	$35.09	15	149	4.4%	2,656	4.7%	$17.83
Thereafter	1	41	1.5%	403	1.2%	$9.83	4	12	1.6%	419	1.9%	$34.92	5	53	1.6%	822	1.4%	$15.51
Total	87	2,654	100.0%	$34,611	100.0%	$13.04	211	746	100.0%	$22,128	100.0%	$29.66	298	3,400	100.0%	$56,739	100.0%	$16.69

Assumes all lease options are exercised

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	3	8	1.1%	$232	1.0%	$29.00	3	8	0.2%	$232	0.4%	$29.00
2026	5	99	3.7%	1,320	3.8%	$13.33	21	66	8.8%	1,873	8.5%	$28.38	26	165	4.9%	3,193	5.6%	$19.35
2027	5	110	4.1%	1,266	3.7%	$11.51	18	66	8.8%	2,105	9.5%	$31.89	23	176	5.2%	3,371	5.9%	$19.15
2028	7	175	6.6%	2,238	6.5%	$12.79	28	80	10.7%	2,897	13.1%	$36.21	35	255	7.5%	5,135	9.1%	$20.14
2029	2	47	1.8%	473	1.4%	$10.06	29	104	13.9%	3,275	14.8%	$31.49	31	151	4.4%	3,748	6.6%	$24.82
2030	9	230	8.7%	2,959	8.5%	$12.87	25	86	11.5%	2,047	9.3%	$23.80	34	316	9.3%	5,006	8.8%	$15.84
2031	5	76	2.9%	934	2.7%	$12.29	12	56	7.5%	1,310	5.9%	$23.39	17	132	3.9%	2,244	4.0%	$17.00
2032	3	94	3.5%	1,404	4.1%	$14.94	12	44	5.9%	1,539	7.0%	$34.98	15	138	4.1%	2,943	5.2%	$21.33
2033	5	113	4.3%	1,968	5.7%	$17.42	9	30	4.0%	761	3.4%	$25.37	14	143	4.2%	2,729	4.8%	$19.08
2034	0	0	0.0%	0	0.0%	$0.00	12	40	5.4%	1,169	5.3%	$29.23	12	40	1.2%	1,169	2.1%	$29.23
2035	3	69	2.6%	1,107	3.2%	$16.04	9	32	4.3%	1,017	4.6%	$31.78	12	101	3.0%	2,124	3.7%	$21.03
Thereafter	43	1,641	61.8%	20,942	60.5%	$12.76	33	134	18.0%	3,903	17.6%	$29.13	76	1,775	52.2%	24,845	43.8%	$14.00
Total	87	2,654	100.0%	$34,611	100.0%	$13.04	211	746	100.0%	$22,128	100.0%	$29.66	298	3,400	100.0%	$56,739	100.0%	$16.69

Note: Includes ground leases

SITE CENTERS 3300 ENTERPRISE PKWY, BEACHWOOD, OH 44122 O: 216-755-5500 F: 216-755-1500 SITECENTERS.COM NYSE: SITC